THE CERPLEX GROUP, INC.
                        COMPUTATION OF PER SHARE EARNINGS
                      (In thousands, except per share data)
                                   (Unaudited)


                                                          THREE MONTHS ENDED
                                               --------------------------------------
                                                MARCH 25,                 MARCH 31,
                                                   2000                      1999
                                               ------------              ------------
Net loss available to common stockholder
ADJUSTED NUMBER OF COMMON SHARES                 $(7,150)                  $(8,282)
                                                 =======                   =======
Weighted average shares outstanding                7,270                     7,232

Net loss per common shares                       $ (0.98)                  $ (1.15)
                                                 =======                   =======